                                                                   Exhibit 10.60
                              EMPLOYMENT AGREEMENT


          AGREEMENT, dated as of March 1 1999, by and between Petro Stopping Centers, L.P., a Delaware limited partnership (the "Company") and Evan Brudahl ("Executive").

          IN CONSIDERATION of the premises and the mutual covenants set forth below, the parties hereby agree as follows:

          1. Employment. The Company hereby agrees to employ Executive and
             ----------
Executive hereby accepts such employment, on the terms and conditions hereinafter set forth.

          2. Term. The period of employment of Executive by the Company
             ----
hereunder (the "Employment Period") shall commence on April 1, 1999 (the "Commencement Date") and shall end on the last date of the fourth calendar year following the Commencement Date. The Employment Period may be sooner terminated by either party in accordance with Section 6 of this Agreement.

          3. Position and Duties. During the Employment Period, Executive's
             -------------------
duties and responsibilities shall be consistent with the position of Senior Vice President of Operations or with a similar position of equivalent responsibility and shall include those that are assigned to Executive by the Chief Executive Officer or President of the Company during the Employment Period. Notwithstanding the foregoing, if the individual serving as President of the Company, as of the date hereof (the "Current President"), ceases to serve in such capacity during the Employment Period and another individual (other than Executive) is selected to serve in that capacity, then Executive shall promptly be promoted to the position of Executive Vice President and shall have such duties and responsibilities as are customary for someone of that position. Executive shall devote substantially all of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) to the performance of his duties for the Company.

          4. Place of Performance. The principal place of employment of
             --------------------
Executive shall be at the Company's principal executive offices in El Paso, Texas or at such other place as the Board of Directors of the Company (the "Board") shall determine the principal executive offices to be.

          5.  Compensation and Related Matters.
              --------------------------------

          (a) Base Salary. During the Employment Period, the Company shall pay
              -----------
Executive a base salary at the rate of not less than $189,600 per year ("Base Salary"). Executive's Base Salary shall be paid in approximately equal installments in accordance with the Company's customary payroll practices. Executive's Base Salary shall be subject to annual review by the compensation committee of the Board for possible increase. If Executive's Base Salary is increased by the Company, such increased Base Salary shall then constitute the Base
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Salary for all purposes of this Agreement. Executive's Base Salary shall not be decreased at any time during the Employment Period without his direct written consent.


          (b)  Equity.
               ------

              (i) Prior to the date hereof, Executive received options to purchase common partnership interests of the Company ("Options") under terms and conditions as set forth in the option agreement(s) by and between the Company and Executive (the "Option Agreement"). Except as set forth is clause (ii) below, this Agreement shall have no effect with respect to such Options and the terms and conditions of such Options will be governed under the Option Agreement.

              (ii) If James A. Cardwell (the "Cardwell") receives a bona fide offer from a third party to transfer any of his interests in the Company (the "Offered Units") which Cardwell desires to accept, then Cardwell must first give notice in writing to such effect (a "Tag-Along Notice") to Executive. The Tag-Along Notice shall set forth the name and address of the proposed purchaser, the number of Offered Units Cardwell desires to sell, the purchase price per unit, and any other material terms and conditions of the third party offer. Upon receipt of the Tag-Along Notice, Executive shall have the right, exercisable by written notice to Cardwell within thirty (30) days after receipt of the Tag-Along Notice, to elect to participate in the proposed sale of the Offered Units to the third party. If Executive so elects, he shall have the right to sell in the proposed sale that number of units owned by him equal to the product obtained by multiplying (A) the number of units owned by Executive by (B) a fraction, the numerator of which is the number of units to be sold by Cardwell in the proposed sale and the denominator of which is the number of units owned by Cardwell. Such sale shall be made at the highest price per unit and on the same terms and conditions specified in the Tag-Along Notice. Failure of the Executive to respond within such 30-day period shall be deemed an election by Executive not to participate in the proposed sale. Notwithstanding any other provision contained herein, Executive acknowledges and agrees that the duties and obligations set forth in this clause (ii) are that of Cardwell and Executive, and the Company shall have no liability with respect to any of the acts (or failures to act) that may occur under this clause (ii).

          (c) Signing Bonus. Upon execution of this agreement, Executive shall
              -------------
be entitled to a bonus (the "Signing Bonus") of twenty-five thousand dollars ($25,000). The Company shall pay to the Executive an additional amount such that the net amount retained by the Executive, after deduction of any federal, state or local tax, shall be equal to twenty-five thousand dollars ($25,000). The Signing Bonus will be paid in a lump sum upon execution of this Agreement or as soon as practicable thereafter.

          (d)  Incentive Compensation.
               ----------------------

              (i) Beginning with calendar year 1999, Executive shall annually be eligible to receive a bonus (the "Bonus") pursuant to a schedule to be mutually agreed upon between the Company and Executive; provided, that, the
                                                             --------  ----
     amount of such Bonus and

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

     the performance criteria relating thereto shall be no less favorable than those set forth on Schedule A hereof.

              (ii) Each Bonus shall be paid 10 days following the rendering of audited financial statements for the relevant calendar year (the "Payment Date").

          (e)  Expenses.  The Company shall promptly reimburse Executive for all
               --------
reasonable business expenses upon the presentation of reasonably itemized statements of such expenses in accordance with the Company's policies and procedures now in force or as such policies and procedures may be modified with respect to all senior executive officers of the Company.

          (f) Vacation. Executive shall be entitled to four (4) weeks vacation
              --------
per year for every year during the Employment Period.

          (g) Welfare, Pension and Incentive Benefit Plan. During the Employment
              -------------------------------------------
Period, Executive shall be entitled to participate in and be covered under all the welfare benefit plans or programs maintained by the Company from time to time for the benefit of its senior executives, including, without limitation, the executive medical program, and all medical, hospitalization, dental, disability, accidental death and dismemberment and travel accident insurance plans and programs In addition, during the Employment Period, Executive shall be eligible to participate in all pension, retirement, savings and other employee benefit plans and programs maintained from time to time by the Company for the benefit of its senior executives. Notwithstanding the foregoing, the Company will provide a matching contribution of 50% of the first 4% of Executive's compensation contributed to the Company's deferred compensation plan for senior executive officers of the Company.

          (h) Country Club. During the Employment Period, the Company shall pay
              ------------
Executive's membership dues for membership at a country club of Executive's choosing in an amount not to exceed $4,000 per year.

          (i) Additional Equity Compensation. Executive shall participate in any
              ------------------------------
other Company equity incentive plan consistent with his position that may be adopted by the Company during the term of this Agreement;

          (j) Disability Insurance. The Company shall provide Executive with
              --------------------
long-term disability insurance coverage with benefits at a rate of 66-2/3% of Base Salary through age sixty-five (65), less any disability benefits paid under any group long-term disability plan of the Company.

          6. Termination. Executive's employment hereunder shall terminate upon
             -----------
the expiration of the Employment Period and may be terminated during the Employment Period under the following circumstances:

          (a) Death. Executive's employment hereunder shall terminate upon his
              -----
death.

          (b) Disability. If, as a result of Executive's incapacity due to
              ----------
physical or mental illness, Executive shall have been substantially unable to perform his duties hereunder for an

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

entire period of four (4) months or more during any six (6) consecutive month period, and within thirty (30) days after written Notice of Termination is given after such six (6) month period, Executive shall not have returned to the substantial performance of his duties on a fulltime basis, the Company shall have the right to terminate Executive's employment hereunder for "Disability", and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement.

          (c)  Cause.  The Company shall have the right to terminate Executive's
               -----
employment for Cause, and such termination in and of itself shall not be, nor shall it be deemed to be, a breach of this Agreement. For purposes of this Agreement, the Company shall have "Cause" to terminate Executive's employment upon Executive's:

              (i) Conviction of, or plea of guilty or nolo contendere to, a felony; or

              (ii) Willful and continued failure to use reasonable best efforts to substantially perform his duties hereunder or to devote substantially all of his working time, attention and energies during normal business hours (other than absences due to illness or vacation) to the performance of his duties hereunder (other than such failure resulting from Executive's incapacity due to physical or mental illness or subsequent to the issuance of a Notice of Termination by Executive for Good Reason) after demand for substantial performance is delivered by the Company in writing that specifically identifies the manner in which the Company believes Executive has not used reasonable best efforts to substantially perform his duties and Executive has not cured such failure to use reasonable best efforts to substantially perform his duties within thirty (30) days of receipt of the Company's written demand; or

              (iii) Misconduct (including, but not limited to, a breach of the provisions of Section 10) that is materially economically injurious to the Company or to any entity in control of, controlled by or under common control with the Company ("Affiliates").

          (d) Good Reason. Executive may terminate his employment for "Good
              -----------
 Reason" within one hundred and twenty (120) days after Executive has actual knowledge of the occurrence, without the written consent of Executive, of one of the following events that has not been cured within thirty (30) days after written notice thereof has been given by Executive to the Company:

              (i) A reduction by the Company in Executive's Base Salary or a failure by the Company to pay any such amounts when due;

              (ii) The failure of the Company to substantially provide any material employee benefits or incentive compensation due to be provided to Executive (other than any such failure not inconsistent with any express provisions contained herein which failure affects all senior executive officers);

              (iii) The Company's failure to provide in all material respects the indemnification set forth in Section 11 of this Agreement;

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

              (iv) A termination of employment by Executive for any reason or no reason that occurs within ninety (90) days following the first anniversary of a Change in Control;

              (v) The failure of Executive to be appointed to the position set forth in Section 3 or the assignment to Executive of duties materially and adversely inconsistent with Executive's status as Senior Vice President of Operations of the Company (or Executive Vice President of the Company, if he is then serving in such capacity as provided for in Section 3 hereof) or a material and adverse alteration in the nature of Executive's duties and/or responsibilities, reporting obligations, titles, or authority; or

              (vi) If the Current President ceases to serve in such capacity and another individual (other than Executive), who is an employee of the Company as of the date of this Agreement, is appointed to the position of President of the Company.

Executive's right to terminate his employment hereunder for Good Reason shall not be affected by his incapacity due to physical or mental illness. Executive's continued employment during the one hundred and twenty (120) day period referred to above in this paragraph (d) shall not constitute consent to, or a waiver of rights with respect to, any act or failure to act constituting Good Reason hereunder.

          (e) Without Cause. The Company shall have the right to terminate
              -------------
Executive's employment hereunder without Cause by providing Executive with a Notice of Termination sixty (60) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

          (f) Without Good Reason. Executive shall have the right to terminate
              -------------------
his employment hereunder without Good Reason by providing the Company with a Notice of Termination sixty (60) days prior to the date of termination of employment, and such termination shall not in and of itself be, nor shall it be deemed to be, a breach of this Agreement.

For purposes of this Agreement, a "Change in Control" of the Company means any person, other than the partners as of January 30, 1997 (the "Closing") acquiring more than 50% of the common partnership interests in the Company, or Petro Holdings GP Corporation and Petro Holdings LP Corporation transferring more than 50% of their equity interests in the Company held as of the Closing to an unrelated third party.

          7.  Termination Procedure.
              ---------------------

          (a) Notice of Termination. Any termination of Executive's employment
              ---------------------
by the Company or by Executive during the Employment Period (other than termination pursuant to Section 6(a)) shall be communicated by written Notice of Termination to the other party hereto in accordance with Section 14. For purposes of this Agreement, a "Notice of Termination" shall mean a notice which shall indicate the specific termination provision in this Agreement relied upon and shall set forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated.

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

          (b) Date of Termination. "Date of Termination" shall mean (i) if
              -------------------
Executive's employment is terminated by his death, the date of his death, (ii) if Executive's employment is terminated pursuant to Section 6(b), thirty (30) days after Notice of Termination (provided that Executive shall not have returned to the substantial performance of his duties on a full-time basis during such thirty (30) day period), and (iii) if Executive's employment is terminated for any other reason, the date on which a Notice of Termination is given or any later date (within thirty (30) days after the giving of such notice) set forth in such Notice of Termination.

          8. Compensation Upon Termination or During Disability. In the event
             --------------------------------------------------
Executive is disabled or his employment terminates during the Employment Period, the Company shall provide Executive with the payments and benefits set forth below. Executive acknowledges and agrees that the payments set forth in this
Section 8 constitute liquidated damages for termination of his employment during the Employment Period.

          (a) Termination by the Company without Cause or by Executive for Good
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Reason or failure by the Company to negotiate in good faith to renew the
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Agreement upon its expiration.
-----------------------------

              (i) If Executive's employment is terminated by the Company without Cause or by Executive for Good Reason, the Company shall pay to Executive
     (A) his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination; (B) an amount equal to two (2) times Executive's then current Base Salary, payable in a lump sum within ten (10) days after the Date of Termination, or as soon as practicable thereafter; and (C) fifty thousand dollars ($50,000), payable in a lump sum within ten (10) days after the Date of Termination, or as soon as practicable thereafter; or

              (ii) If the Company fails to negotiate in good faith with Executive to renew this Agreement upon its expiration and Executive's employment is terminated because of such failure by the Company, then Company shall pay to Executive (A) his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following a date to be mutually agreed upon between the Company and Executive (the "Mutually Agreed Termination Date"); (B) an amount equal to one (1) times Executive's then current Base Salary, payable in a lump sum within ten (10) days after the Mutual Agreed Termination Date, or as soon as practicable thereafter; and (c) fifty thousand dollars ($50,000), payable in a lump sum within ten
     (10) days after the Mutually Agreed Termination Date, or as soon as practicable thereafter; and

              (iii) If Executive's employment is terminated such that Section 8(a)(i) or Section 8(a)(ii) shall apply, then the Company shall maintain in full force and effect, for the continued benefit of Executive, his spouse and his dependents for a period of twelve (12) months following the Date of Termination the medical, hospitalization, dental, and life insurance programs in which Executive, his spouse and his dependents were participating immediately prior to the Date of Termination at the level in effect and upon substantially the same terms and conditions (including, without limitation, contributions required by Executive for such benefits) as existed immediately prior to the Date of Termination, provided, that, if
                                                              --------------
     Executive, his spouse or his dependents cannot continue to participate in the Company programs providing such benefits, the Company

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

     shall arrange to provide Executive, his spouse and his dependents with the economic equivalent of such benefits which they otherwise would have been entitled to receive under such plans and programs ("Continued Benefits"), provided, that, such Continued Benefits shall terminate on the date or
     --------  ----
     dates Executive receives equivalent coverage and benefits, without waiting period or pre-existing condition limitations, under the plans and programs of a subsequent employer (such coverage and benefits to be determined on a coverage by coverage or benefit by benefit, basis); and

              (iv) The Company shall reimburse Executive pursuant to Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment; and

              (v) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company; and

              (vi) Executive shall be entitled to the Bonus, determined in accordance with Section 5(d), for the year in which employment is terminated that Executive would have received had he remained employed through the Payment Date for such Bonus, pro rated to the Date of Termination.

          (b) Cause or By Executive Without Good Reason. If Executive's
              -----------------------------------------
employment is terminated by the Company for Cause or by Executive (other than for Good Reason):

              (i) The Company shall pay Executive his Base Salary and, to the extent required by law or the Company's vacation policy, his accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination; and

              (ii) The Company shall reimburse Executive pursuant to Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment, unless such termination resulted from a misappropriation of Company funds; and

              (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (c) Disability. During any period that Executive fails to perform his
              ----------
duties hereunder as a result of incapacity due to physical or mental illness ("Disability Period"), Executive shall continue to receive his full Base Salary set forth in Section 5(a) until his employment is terminated pursuant to Section 6(b), provided, however, that Executive's Base Salary shall be off-set on a
      --------  -------
dollar for dollar basis for each dollar Executive receives from Company provided disability benefits. In the event Executive's employment is terminated for Disability pursuant to Section 6(b):

              (i) The Company shall pay to Executive his Base Salary and accrued vacation pay through the Date of Termination, as soon as practicable following the Date of Termination, provided, however, that Executive's Base
                                        --------  -------
     Salary shall be off-set on a

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

     dollar for dollar basis for each dollar Executive receives from Company provided disability benefits; and

              (ii) The Company shall reimburse Executive pursuant to Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment; and

              (iii) Executive shall be entitled to any other rights, compensation and/or benefits as may be due to Executive in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (d)  Death.  If Executive's employment is terminated by his death:
               -----

              (i) The Company shall reimburse Executive's beneficiary(ies), legal representative(s), or estate, as the case may be, pursuant to Section 5(e), for reasonable expenses incurred, but not paid prior to such termination of employment; and

              (ii) The Company shall pay in a lump sum to Executive's beneficiary(ies), legal representatives or estate, as the case may be, Executive's Base Salary through the Date of Termination and Executive's beneficiary(ies), legal representative(s) or estate shall be entitled to the Bonus, determined in accordance with Section 5(d), for the year in which employment is terminated that Executive would have received had he remained employed through the Payment Date for such Bonus, pro-rated to the Date of Termination; and

              (iii) The Company shall pay Executive's beneficiary(ies), legal representative(s), or estate, as the case may be, a death benefit equal to two (2) times his Base Salary; provided, that, such amount shall be off-set
                                    --------  ----
     on a dollar for dollar basis (but not below zero) for each dollar Executive's beneficiary(ies), legal representatives, or estate receive from Company provided life insurance benefits covering Executive's life; and

              (iv) Executive's beneficiary(ies), legal representative(s) or estate, as the case may be, shall be entitled to any other rights, compensation and benefits as may be due to any such persons or estate in accordance with the terms and provisions of any agreements, plans or programs of the Company.

          (e) Certain Additional Payments By the Company. In the event of a
          --- ------------------------------------------
Change of Control, if the Company is unable to satisfy the exemption for small business corporations, as set forth in Section 280G(b)(5) of the Internal Revenue Code of 1986, as amended (the "Code") and the applicable regulations thereunder, and amounts payable under this Agreement constitute "excess parachute payments" under Section 280G(b) of the Code and applicable regulations, the following shall apply:

              (i) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment, award, benefit or distribution (or any acceleration of any payment, award, benefit or distribution) by the Company or any entity which effectuates a change in control to or for the benefit of Executive (the "Payments")

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

     would be subject to the excise tax imposed by Section 4999 of the Code, or any interest or penalties are incurred by Executive with respect to such excise tax (such excise tax, together with any such interest and penalties, are hereinafter collectively referred to as the "Excise Tax"), then the Company shall pay to Executive an additional payment (a "Gross-Up Payment") in an amount such that after payment by Executive of all taxes (including any Excise Tax) imposed upon the Gross-Up Payment, Executive retains an amount of the Gross-Up Payment equal to the sum of (x) the Excise Tax imposed upon the Payments and (y) the product of any deductions disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income and the highest applicable marginal rate of federal income taxation for the calendar year in which the Gross-Up Payment is to be made. For purposes of determining the amount of the Gross-Up Payment, Executive shall be deemed to (i) pay federal income taxes at the highest marginal rates of federal income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, (ii) pay applicable state and local income taxes at the highest marginal rate of taxation for the calendar year in which the Gross-Up Payment is to be made, net of the maximum reduction in federal income taxes which could be obtained from deduction of such state and local taxes and (iii) have otherwise allowable deductions for federal income tax purposes at least equal to those which could be disallowed because of the inclusion of the Gross-Up Payment in Executive's adjusted gross income. Notwithstanding the foregoing provisions of this Section 8(e)(i), if it shall be determined that Executive is entitled to a Gross-Up Payment, but that the Payments would not be subject to the Excise Tax if the Payments were reduced by an amount that is less than 20% of the portion of the Payments that would be treated as "parachute payments" under Section 280G of the Code, then the amounts payable to Executive under this Agreement shall be reduced (but not below zero) to the maximum amount that could be paid to Executive without giving rise to the Excise Tax (the "Safe Harbor Cap"), and no Gross-Up Payment shall be made to Executive. The reduction of the amounts payable hereunder, if applicable, shall be made by reducing first the payments under Section 8(a)(i) or Section 8(a)(ii), as the case may be, unless an alternative method of reduction is elected by Executive. For purposes of reducing the Payments to the Safe Harbor Cap, only amounts payable under this Agreement (and no other Payments) shall be reduced. If the reduction of the amounts payable hereunder would not result in a reduction of the Payments to the Safe Harbor Cap, no amounts payable under this Agreement shall be reduced pursuant to this provision.

              (ii) Subject to the provisions of Section 8(e)(i), all determinations required to be made under this Section 8(e), including whether and when a Gross-Up Payment is required, the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determinations, shall be made by the public accounting firm that is retained by the Company as of the date immediately prior to the Change in Control (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and Executive within fifteen (15) business days of the receipt of notice from the Company or Executive that there has been a Payment, or such earlier time as is requested by the Company (collectively, the "Determination"). In the event that the Accounting Firm is serving as accountant or auditor for the individual, entity or group effecting the Change in Control, Executive may appoint another nationally recognized public accounting firm to make the determinations required hereunder (which accounting

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

     firm shall then be referred to as the Accounting Firm hereunder). All fees and expenses of the Accounting Firm shall be borne solely by the Company and the Company shall enter into any agreement requested by the Accounting Firm in connection with the performance of the services hereunder. The Gross-Up Payment under this Section 8(e) with respect to any Payments made to Executive shall be made no later than thirty (30) days following such Payment. If the Accounting Firm determines that no Excise Tax is payable by Executive, it shall furnish Executive with a written opinion to such effect, and to the effect that failure to report the Excise Tax, if any, on Executive's applicable federal income tax return will not result in the imposition of a negligence or similar penalty. In the event the Accounting Firm determineds that the Payments shall be reduced to the Safe Harbor Cap, it shall furnish Executive with a written opinion to such effect. The Determination by the Accounting Firm shall be binding upon the Company and Executive.

              (iii) As a result of the uncertainty in the application of Section 4999 of the Code at the time of the Determination, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment") or Gross-Up Payments are made by the Company which should not have been made ("Overpayment"), consistent with the calculations required to be made hereunder. In the event that Executive thereafter is required to make payment of any Excise Tax or additional Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment (together with interest at the rate provided in Section 1274(b)(2)(B) of the Code) shall be promptly paid by the Company to or for the benefit of Executive. In the event the amount of the Gross-Up Payment exceeds the amount necessary to reimburse Executive for his Excise Tax, the Accounting Firm shall determine the amount of the Overpayment that has been made and any such Overpayment (together with interest at the rate provided in Section 1274(b)(2) of the Code) shall be promptly paid by Executive (to the extent he has received a refund if the applicable Excise Tax has been paid to the Internal Revenue Service) to or for the benefit of the Company. Executive shall cooperate, to the extent his expenses are reimbursed by the Company, with any reasonable requests by the Company in connection with any contest or disputes with the Internal Revenue Service in connection with the Excise Tax.

          9. Mitigation. Executive shall not be required to mitigate amounts
             ----------
payable under this Agreement by seeking other employment or otherwise, and there shall be no offset against amounts due Executive under this Agreement on account of subsequent employment except as specifically provided herein.

          10. Confidential Information, Ownership of Documents, Non-Competition.
              -----------------------------------------------------------------

          (a) Confidential Information. Executive shall hold in a fiduciary
              ------------------------
capacity for the benefit of the Company all trade secrets and confidential information, knowledge or data relating to the Company and its businesses and investments, which shall have been obtained by Executive during Executive's employment by the Company and which is not generally available public knowledge (other than by acts by Executive in violation of this Agreement). Except as may be required or appropriate in connection with his carrying out his duties under this

Agreement, Executive shall not, without the prior written consent of the Company or as may otherwise be required by law or any legal process, or as is necessary in connection with any adversarial proceeding against the Company (in which case Executive shall use his reasonable best efforts in cooperating with the Company in obtaining a protective order against disclosure by a court of competent jurisdiction), communicate or divulge any such trade secrets, information, knowledge or data to anyone other than the Company and those designated by the Company or on behalf of the Company in the furtherance of its business or to perform duties hereunder.

          (b) Removal of Documents: Rights to Product. All records, files,
              ---------------------------------------
drawings, documents, models, equipment, and the like relating to the Company's business, which Executive has control over shall not be removed from the Company's premises without its written consent, unless such removal is in the furtherance of the Company's business or is in connection with Executive's carrying out his duties under this Agreement and, if so removed, shall be returned to the Company promptly after termination of Executive's employment hereunder, or otherwise promptly after removal if such removal occurs following termination of employment. Executive shall assign to the Company all rights to trade secrets and other products relating to the Company's business developed by him alone or in conjunction with others at any time while employed by the Company.

          (c) Non-Competition. During the employment of Executive with the
              ---------------
Company pursuant to this Agreement and during any time within (I) a two year period, if Executive receives the compensation provided for in Section 8(a)(i) or (II) a one year period, if Executive's employment is terminated for any other reason, including, but not limited to, as a result of a failure by the Company to negotiate in good faith to renew the Agreement upon its expiration, after the date of his termination of employment in accordance with this Agreement, Executive agrees that without the Company's prior written consent, which may be withheld in its absolute discretion, he will not, except as otherwise permitted in the Partnership Agreement (as defined below), enter into, be engaged or interested in, as a principal, stockholder, director, trustee, partner, officer, agent, employee, consultant, independent contractor, or otherwise, any business or undertaking which directly competes with the truck stop business in its entirety, (i.e., it is acknowledged that if Executive undertakes employment
           - -
with a component business of the truck stop business, that such employment will not constitute competitive activity) of the Company, its affiliates or their successors within any county where any of the Company, its affiliates, or their successors are doing business, or has made definite plans for and has taken steps preparatory to doing business, provided, however, that Employee's
                                     --------  -------
ownership of five percent (5%) or less of the capital stock of a public company that competes with the Company shall not be prohibited by this covenant.

          (d) Non-Solicitation. During the employment of Executive with the
              ----------------
Company pursuant to this Agreement and during any time within (I) a two year period, if Executive receives the compensation provided for in Section 8(a) (i) or (II) a one year period, if Executive's employment is terminated for any other reason, including, but not limited to, as a result of a failure by the Company to negotiate in good faith to renew the Agreement upon its expiration, after the date of his termination of employment in accordance with this Agreement, Executive agrees that without the Company's prior written consent, which may be withheld in its absolute discretion, he will not, except as otherwise permitted in the Partnership Agreement, (A) call upon any person who is, at that time, an employee of the Company, any of its affiliates or their successors in a managerial capacity for the purpose or with the intent of enticing such employee away from or out of the employ of the Company, any of its affiliates or their successors, or (B) solicit business from any person or entity which is at that time a customer of the Company, any of its affiliates or their successors.

          (e) Injunctive Relief. In the event of a breach or threatened breach
              -----------------
of this Section 10, Executive agrees that the Company shall be entitled to injunctive relief in a court of appropriate jurisdiction to remedy any such breach or threatened breach, Executive acknowledging that damages would be inadequate and insufficient.

          (f) Continuing Operation.  Except as specifically provided in this
              --------------------
Section 10, the termination of Executive's employment or of this Agreement shall have no effect on the continuing operation of this Section 10.

          (g) Reformation. In the event that any of the provisions of this
              -----------
Section 10 are not enforceable in accordance with their terms, Executive and the Company agree that such Section shall be reformed to make such Section enforceable in a manner which provides the Company the maximum rights permitted by law.

          11.  Indemnification.
               ---------------

          (a) General. The Company shall, to the extent provided in the Third
              -------
Amended and Restated Limited Partnership Agreement of the Company dated as of the Closing (the "Partnership Agreement"), and to the maximum extent permitted by law, indemnify and hold harmless Executive from any and all losses, damages, claims or expenses that may be asserted against Executive at any time in connection with his services for the Company, his employment hereunder or that may otherwise derive from Executive's employment as contemplated hereby.

          (b)  Insurance.  The Company may, but shall not be required to,
               ---------
maintain such insurance for the protection of its officers and directors as is appropriate for entities engaged in the Company's business.


          12. Legal Fees and Expenses. If any contest or dispute shall arise
              -----------------------
between the Company and Executive regarding any provision of this Agreement, the Company shall reimburse Executive for all legal fees and expenses reasonably incurred by Executive in connection with such contest or dispute, but only if Executive is successful in respect of substantially all of Executive's claims brought and pursued in connection with such contest or dispute. Such reimbursement shall be made as soon as practicable following the resolution of such contest or dispute (whether or not appealed) to the extent the Company receives reasonable written evidence of such fees and expenses.


          13. Successors: Binding Agreement.
              -----------------------------

          (a)  Company's Successors.  No rights or obligations of the Company
               --------------------
     under this Agreement may be assigned or transferred except that the Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as herein before defined and any successor to its business and/or assets (by merger, purchase or otherwise) which executes and delivers the agreement provided for in this Section 13 or which otherwise becomes bound by all the terms and provisions of this Agreement by operation of law.

          (b)  Executive's Successors.  No rights or obligations of Executive
               ----------------------
     under this Agreement may be assigned or transferred by Executive other than his rights to payments or benefits hereunder, which may be transferred only by will or the laws of descent and distribution. Upon Executive's death, this Agreement and all rights of Executive hereunder shall inure to the benefit of and be enforceable by Executive's beneficiary or beneficiaries, personal or legal representatives, or estate, to the extent any such person succeeds to Executive's interests under this Agreement. Executive shall be entitled to select and change a beneficiary or beneficiaries to receive any benefit or compensation payable hereunder following Executive's death by giving the Company written notice thereof. In the event of Executive's death or a judicial determination of his incompetence, reference in this Agreement to Executive shall be deemed, where appropriate, to refer to his beneficiary(ies), estate or other legal representative(s). If Executive should die following his Date of Termination while any amounts would still be payable to him hereunder if he had continued to live, all such amounts unless otherwise provided herein shall be paid in accordance with the terms of this Agreement to such person or persons so appointed in writing by Executive, or otherwise to his legal representative(s) or estate.

          14.  Notice.  For the purposes of this Agreement, notices, demands
               ------
and all other communications provided for in this Agreement shall be in writing and shall be deemed to have been duly given when delivered either personally or by United States certified or registered mail, return receipt requested, postage prepaid, addressed as follows:

          If to Executive:

          Evan Brudahl
          6080 Surety Drive
          El Paso, Texas
          79905

          If to the Company:

          Petro Stopping Centers, L.P.
          Attention:  General Counsel
          6080 Surety Drive
          El Paso, Texas
          79905

          with a copy to:

          Andrew L. Gaines

          Akin, Gump, Strauss, Hauer & Feld
          590 Madison Avenue
          New York, New York 10022-4616

or to such other address as any party may have furnished to the others in writing in accordance herewith, except that notices of change of address shall be effective only upon receipt.

          15.  Miscellaneous.  No provisions of this Agreement may be amended,
               -------------
modified, or waived unless such amendment or modification is agreed to in writing signed by Executive and by a duly authorized officer of the Company, and such waiver is set forth in writing and signed by the party to be charged. No waiver by either party hereto at any time of any breach by the other party hereto of any condition or provision of this Agreement to be performed by such other party shall be deemed a waiver of similar or dissimilar provisions or conditions at the same or at any prior or subsequent time. The respective rights and obligations of the parties hereunder of this Agreement shall survive Executive's termination of employment and the termination of this Agreement to the extent necessary for the intended preservation of such rights and obligations.

          16.  Counterparts.  This Agreement may be executed in one or more
               ------------
counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

          17.  Entire Agreement. This Agreement, set forth the entire agreement
               ----------------
the parties hereto in respect of the subject matter contained herein and supersede all prior agreements, promises, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of such subject matter. Except as otherwise provided herein, any prior agreement of the parties hereto in respect of the subject matter contained herein is hereby terminated and cancelled.

          18.  Withholding.  All payments hereunder shall be subject to any
               -----------
required withholding of Federal, state and local taxes pursuant to any applicable law or regulation.

          19.  Noncontravention.  The Company represents that the Company is
               ----------------
not prevented from entering into, or performing this Agreement by the terms of any law, order, rule or regulation, its by-laws or declaration of trust, or any agreement to which it is a party, other than which would not have a material adverse effect on the Company's ability to enter into or perform this Agreement.

          20.  Section Headings.  The section headings in this Employment
               ----------------
Agreement are for convenience of reference only, and they form no part of this Agreement and shall not affect its interpretation.

          21.  Severability.  If this Agreement or any portion thereof is, or
               ------------
the transactions contemplated hereby are, found to be inconsistent or contrary to any valid applicable laws or official orders, rules and regulations, the inconsistent or contrary provision shall be null and void and such laws, orders, rules and regulations shall control and, as so modified, this Agreement shall continue in full force and effect; provided, however, that nothing herein
                                   --------  -------
contained shall be
construed as a waiver of any right to question or contest any such law, order, rule or regulation in any forum having jurisdiction.

          22.  Governing Law.  The provisions of this Agreement shall be
               -------------
construed in accordance with the laws of the State of Texas without regard to its conflict of law principles.

          IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.


                                    PETRO STOPPING CENTERS, L.P.

                                    By:
                                        --------------------------------



                                    ------------------------------------
                                    Evan Brudahl



With respect to Section 5(b)(ii) only:


---------------------------------
James A. Cardwell

                                   SCHEDULE A


Incentive Compensation.
----------------------

(a) The Bonus shall be paid as a percent of Base Salary (as defined in Section 5(a) of the Employment Agreement), based upon the achievements of Target EBITDA, as provided in accordance with the following table:

--------------------------------------------------------------------------------
         TARGET EBITDA                                    BONUS
         -------------                                    -----
--------------------------------------------------------------------------------
              90%                                           20%
--------------------------------------------------------------------------------
              95%                                           40%
--------------------------------------------------------------------------------
             100%                                           60%
--------------------------------------------------------------------------------
             105%                                           90%
--------------------------------------------------------------------------------
             110%                                          120%
--------------------------------------------------------------------------------

In accordance with the above table, if EBITDA achieved for any calendar year exceeds 90% Target EBITDA, but is less than 100% Target EBITDA, the Bonus shall be such percentage of Base Salary between 20% and 60%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 20% corresponding to 90% Target EBITDA and 60% corresponding to 100% Target EBITDA. If EBITDA achieved for any calendar year exceeds 100% Target EBITDA, but is less than 110% Target EBITDA, the Bonus shall be such percentage of Base Salary between 60% and 120%, calculated on a straight-line basis, as corresponds to the relative achievement of EBITDA, with 60% corresponding to 100% Target EBITDA and 120% corresponding to 110% Target EBITDA. Notwithstanding the foregoing, if greater than 110% Target EBITDA is achieved, the Board shall award an additional Bonus beyond the formula Bonus provided above, in an amount that it shall determine in its sole discretion.

          (b) Target EBITDA shall be established annually by the Board, or, at the discretion of the Board, by the Compensation Committee and in either event, with the concurrence of Executive as to the amount of Target EBITDA thereby established. In the event of an acquisition, disposition or other similar extraordinary corporate event which would significantly alter the Target EBITDA established for that year, the parties shall negotiate in good faith to set new levels of Target EBITDA